February 13 2008
Securities Exchange
Commission
450 Fifth Street NW
Washington DC 20549
Attn. Document Control

RE	American
Depositary
Shares evidenced
by the American
Depositary
Receipts for
Ordinary Shares
par value one
Russian Ruble
each of JSC
MMC Norilsk
Nickel File No.
333141904

Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933 as amended on
behalf of The Bank of New York as
Depositary for securities against which
American Depositary Receipts ADRs are
to be issued we attach a copy of the new prospectus Prospectus reflecting the change in the number American
Depositary Shares represented by ordinary shares the Ratio.

As required by Rule 424e the upper right hand corner of the Prospectus cover page has a reference to Rule 424b3 and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate for JSC MMC Norilsk
Nickel.

The Prospectus has been revised to reflect the new Ratio and has been overstamped with

Effective February 19 2008 the ratio
on the American Depositary Share
ADS evidenced by American
Depositary Receipt ADR has been
changed from one 1 ADS
representing one 1 Deposited Share to
ten 10 ADSs representing one 1
Deposited Share.

Attached to this letter is a copy of a letter from JSC MMC Norilsk Nickel to The
Bank of New York requesting that the
Ratio be changed.

Please contact me with any questions or
comments at 954 2555137.

By	s SAMMY PEERMAL
Name	Sammy Peermal
Title	Vice President

Encl





The Bank of New York Mellon
101 Barclay Street 22W New York NY 10286